UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Memorial Drive, Suite 300 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On June 8, 2017, the Board of Directors (the “Board”) of Syros Pharmaceuticals, Inc. (the “Company”) appointed Srinivas Akkaraju, M.D., Ph.D. as a Class II director. Dr. Akkaraju was also appointed to the Nominating and Corporate Governance Committee of the Board.

Dr. Akkaraju, age 49, is a founder and Managing General Partner of Samsara BioCapital. Previously, from April 2013 to February 2016, Dr. Akkaraju served as a General Partner of Sofinnova Ventures. From January 2009 to April 2013, Dr. Akkaraju served as Managing Director of New Leaf Venture Partners. From August 2006 to December 2008, Dr. Akkaraju served as a Managing Director at Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Prior to co-founding Panorama Capital, he was with J.P. Morgan Partners, which he joined in April 2001 and of which he became a Partner in January 2005. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc. (now a member of the Roche Group), a biotechnology company, most recently as Senior Manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. Dr. Akkaraju serves as a director of Seattle Genetics, Inc., Intercept Pharmaceuticals, Inc., Versartis, Inc. and aTyr Pharma, Inc., publicly traded biotechnology companies. Previously, Dr. Akkaraju served as a director on the boards of Barrier Therapeutics, Inc., Eyetech Pharmaceuticals, Inc., ZS Pharma Inc. and Synageva Biopharma Corp., all publicly traded biotechnology companies, and Amarin Corporation plc, a foreign publicly traded biotechnology company. Dr. Akkaraju has a strong scientific background coupled with extensive experience in private equity and venture capital investing. We believe that this combination allows for Dr. Akkaraju to have a deep understanding of our technology and provide strong business and strategic expertise.

Samsara BioCapital owns 740,740 shares of the Company’s common stock, representing approximately 2.83% of the outstanding shares of the Company’s common stock as of June 8, 2017.

Pursuant to the Company’s director compensation program, Dr. Akkaraju will be entitled to an annual cash retainer of $35,000 per year for service on the Board. Dr. Akkaraju is also entitled to an annual retainer of $3,500 for service as a member of the Nominating and Corporate Governance Committee of the Board. These fees will be payable in arrears in equal quarterly installments on the last day of each calendar quarter, provided that the amount of such payments will be prorated for any portion of a quarter in which Dr. Akkaraju has not served as a director, or on a committee, as applicable. We will also reimburse Dr. Akkaraju for reasonable travel and out-of-pocket expenses incurred in connection with attending meetings of our Board and its committees.

In addition, upon his appointment to the Board, Dr. Akkaraju was granted an option to purchase 22,000 shares of the Company’s common stock, with an exercise price equivalent to the closing price of a share of the Company’s common stock as reported by NASDAQ on the date of grant, which option will vest as to 16.66% of the shares on the six month anniversary of the date of grant and as to the remainder of the shares monthly thereafter until the third anniversary of the date of grant, subject to continued service, with full acceleration upon a change-in-control of the Company. Immediately following each annual meeting of our stockholders occurring after Dr. Akkaraju has completed six months of service on the Board, he will be granted an option to purchase 11,000 shares of the Company’s common stock, with an exercise price equivalent to the closing price of a share of the Company’s common stock as reported by NASDAQ on the date of grant, which option will vest as to 50% of the shares on the six month anniversary of the date of grant and as to the remainder of the shares monthly thereafter until the first anniversary of the date of grant, subject to continued service, with full acceleration upon a change-in-control of the Company.

Our certificate of incorporation provides for the Company to indemnify its directors and executive officers to the fullest extent permitted by Delaware law. On June 8, 2017, we entered into an indemnification agreement with Dr. Akkaraju on terms identical to those entered into with the Company’s other directors and executive officers. This indemnification agreement requires the Company, among other things, to advance expenses, including attorneys’ fees, to our directors and executive officers in connection with an indemnification claim, subject to very limited exceptions.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 8, 2017 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

1.              The election of three Class I directors, each to serve for a three-year term expiring at the 2020 annual meeting of stockholders and until his successor has been duly elected and qualified.

Nominees	For	Withheld	Broker Non- Votes
Amir Nashat, Ph.D.	16,115,215	1,351,382	1,182,019
Robert T. Nelsen	17,079,166	387,431	1,182,019
Peter Wirth	17,465,008	1,589	1,182,019

2.              The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For:	18,614,505
Against:	2,101
Abstain:	32,010

Item 9.01              Financial Statements and Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: June 12, 2017	By:	/s/ Nancy Simonian
Nancy Simonian, M.D. President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Form of Director and Officer Indemnification Agreement by and between the Registrant and each of the directors of the Registrant. Previously filed on June 3, 2016 as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (SEC File Number 333-211818) and incorporated herein by reference.